Exhibit 10.1

SHOCKWAVE MEDICAL, INC. 2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Except as otherwise indicated, any capitalized term used but not defined in this Notice of Restricted Stock Unit Award (this “Notice”) shall have the meaning ascribed to such term in the ShockWave Medical, Inc. 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”).

Name:

Address:

The undersigned Participant has been granted an Award of Restricted Stock Units (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Agreement.

Number of Restricted Stock Units:

Date of Grant:

Dividend Equivalents:	Not Included

Vesting Commencement Date:

Vesting Schedule:	Subject to Section 2 of the Restricted Stock Unit Agreement, the Award will vest in accordance with the following schedule:

[Twenty-five percent (25%) of the Restricted Stock Units subject to the Award shall vest on each of the first four (4) anniversaries of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.]

SHOCKWAVE MEDICAL, INC. 2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

The Administrator of the Plan hereby grants to participant ( “Participant”) named in the Notice of Restricted Stock Unit Award (the “Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, an Award (the “Award”) of Restricted Stock Units pursuant to the ShockWave, Inc. 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), subject to the terms of the Notice, this Agreement and the Plan, effective as of the Date of Grant set forth in the Notice (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Plan.

1.Issuance of Shares. Each Restricted Stock Unit shall represent the right to receive one Share upon the vesting of such Restricted Stock Unit, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of Restricted Stock Units is set forth in the Notice.

2.Vesting Schedule. Subject to Section 3, the Award shall vest pursuant to the Vesting Schedule set forth in the Notice.

3.Termination of Service. In the event of Participant’s Termination of Service for any reason, any Restricted Stock Units that are not vested as of the date of such Termination of Service will be forfeited.

4.Change in Control. In the event of a merger or Change in Control, the Restricted Stock Units will be treated in accordance with Section 15(c) of the Plan.

5.Voting Rights. Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Restricted Stock Units unless and until Participant becomes the record owner of the Shares underlying the Restricted Stock Units.

6.Dividend Equivalents. If dividend equivalents are included in this Award, as determined by the Administrator and indicated in the Notice, and a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the Restricted Stock Units are distributed to Participant pursuant to this Agreement, Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that Participant would have received had the Shares underlying the Restricted Stock Units been held by Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding Restricted Stock Units. For clarity, no Dividend Equivalent will be paid with respect to any Restricted Stock Units that are forfeited.

7.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the Restricted Stock Units, the Company shall deliver to Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such Restricted Stock Unit. Upon the delivery of Shares pursuant to this Agreement, the Shares delivered shall be fully assignable, alienable, saleable and transferrable by Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

8.Responsibility for Taxes.

(a)Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; (ii) requiring Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby Participant delivers irrevocable instructions to a broker reasonably acceptable to the Administrator to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.

(c)Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(e)Notwithstanding any provision of the Plan or this Agreement to the contrary, this Award is intended to be exempt from Code Section 409A; provided, that the Company does not guarantee to Participant any particular tax treatment of the Option. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

9.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Administrator and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

11.Transfer of Restricted Stock Units. Except as may be permitted by the Administrator, neither the Award nor any right under the Award shall be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, pledge, assign, hypothecate or otherwise transfer the Award or any right under the Award, other than as permitted by the Administrator, shall be void and of no effect. This provision shall not apply to any portion of the Award that has been fully settled, and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.

12.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

13.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

14.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on Participant shall be effective unless signed in writing by or on behalf of the Company and Participant; provided that the Company may amend or modify this Agreement without Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

15.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Participant.

16.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or the Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Company or the Employer.

18.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

19.Imposition of other Requirements and Participant Undertaking; Lock-Up Agreement.

(a)Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

(b)Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 19 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period.  Participant agrees that any transferee of the Award shall be bound by this Section 19.

20.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either Participant or the Restricted Stock Unit pursuant to this Agreement.

Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions of the Notice, this Agreement and the Plan.  Participant has reviewed the Notice, this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Notice, this Agreement or the Plan.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

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